FINAL TRANSCRIPT
Nov. 20. 2008 / 10:00AM ET, TWMC - Q3 2008 Trans World Entertainment Corp. Earnings Conference Call

Operator

Good day, ladies and gentlemen, and welcome to the Trans World Entertainment third quarter conference call. (OPERATOR INSTRUCTIONS). As a reminder, this conference call is being recorded.

I would now like to introduce your host for today's conference, Mr. Bob Higgins, Chairman and CEO. Sir, you may begin.

Robert J. Higgins

Thank you, Denise. Good morning. On the call with me today are Jim Litwak, our President and Chief Operating Officer, and John Sullivan, our Chief Financial Officer. Thank you for joining us today as we discuss our third quarter results. We will take questions following our comments. Total sales in the third quarter decreased 25% to 195 million. Comp sales decreased 14%. Our pretax loss for the third quarter was 28.5 million compared to 25.8 million last year. As you know, we are operating in a difficult retail environment with consumer spending down. Our performance was well below our expectations. Jim will now take you through sales highlights for the quarter. Jim?

Jim Litwak

Thank you, Bob. Good morning. As Bob mentioned, overall Q3 comp sales declined 14%. The music category continued to decline with 22% negative comp, and represents 38% of our business. The decline is in line with the industry and an improvement in our performance from the first half of the year. This is due to the remix of our catalog section. New releases in the quarter were down 29%, further depressing the music trend. Video sales decreased 5% on a comparable basis, with a weakness in new releases. New releases in DVD were down 24%.

DVD did outperform the industry in Q3, as strong promotion and better depth in catalog helped counter the steep decline in new releases. We also saw Blu Ray begin to emerge as a potential meaningful growth opportunity. Video now represents 41% of our business, up from 38% last year. Comparable store sales in our video game category decreased 32% and represented 8% of our business, the same as last year. Last September, we reduced the number of stores carrying video games to 400 from 600, with the strategy to build this business on the allocations of product at fewer stores, as well as strengthening our game selling culture. While we made the transition last year, we also aggressively cleared out product. Strong clearance sales, coupled with the Halo new release, caused games to comp up 29% last year, and resulted in difficult sales numbers to anniversary. Comparable store sales for electronics, accessories and trends decreased 1% on a combined basis and represented 14% of our business versus 13% last year. John will now take you through the financial results for our third quarter.

John J. Sullivan

Thank you, Jim. Good morning. Our net loss for the quarter was 28.4 million or $0.91 per share. Last year, our net loss was 14.3 million or $0.46 per share. Our loss before income taxes was 28.5 million for the quarter compared to 25.8 million last year. As mentioned in prior conference calls, the Company is not recording a tax benefit against pretax losses in accordance with the circumstances requiring us to record a full valuation allowance against our deferred taxes at the end of fiscal 2007. Accordingly, the Company recorded an income tax benefit of $86,000 during the quarter compared to an income tax benefit of 11.5 million last year.

Our gross margin rate for the quarter decreased to 33.5% from 35.1% last year. The decline was due to lower vendor allowances this year versus last year, and increase in distribution and freight costs as a percentage of sales. Our SG&A expenses were 87.2 million, a reduction of 18% on a sales decline of 25%. EBITDA was a loss of 21.8 million in the quarter versus 15 million last year. The shortfall to last year is due to lower sales and gross margin. Our net interest expense was $1 million in the quarter versus 1.9 million last year. The decrease is due to lower borrowings and lower interest rates on our line of credit. We ended the quarter with borrowings under the line of credit of 62 million compared to 82 million last year, a reduction of $20 million. Year-over-year, we have lowered our inventory by $100 million.

Our quarter end inventory position was 469 million versus last year's 569 million. On a square foot basis, this was $95 a foot versus $98 last year. We are focused on managing our working capital needs in relation to the business trends, and continued to maintain a strong financial position despite our year-to-date operating results. During the quarter, we closed three stores and did not open any new stores. We ended the quarter with 786 stores in operation and square feet totaling 4.9 million, versus last year's 962 stores and square feet totaling 5.8 million. I will now turn it back to Bob to complete our comments.

Robert J. Higgins

Thank you, John. While we continue to operate in a challenging sales environment, we are positioned for the all important holiday season. The line up of new releases in music is much stronger this year than last. The remix of product in both music and video should result in stronger sales during the holiday season, and we are also more promotional and have created a stronger value statement to our customers to drive additional traffic across the lease line and improve conversion. In this challenging time, we are effectively managing our working capital, as evidenced by our inventory position at the end the third quarter and our lower borrowings under our credit facility. Our balance sheet remains strong, and our revolver balance is below last year, with over 80 million available on our line of credit. Given the current economic environment, as we look toward the balance of the year, we are projecting an annual EBITDA loss of between 10 and $15 million, with a comp sales decline for the year of between 8 and 10%. Our previous guidance was for mid-single digit comp decline and EBITDA in the range of 5 to 10 million positive. I would like to now open up the call for any questions.

Q U E S T I O N   A N D   A N S W E R

Operator

Thank you. (OPERATOR INSTRUCTIONS). Our first question comes from Nick Genova of B. Riley & Company.

Nick Genova

Hi, guys. Just a couple of questions. First, on the store closing front, given the obviously deteriorating macro conditions, does this change at all your pace of closures, or at all -- as far as just the strategic direction you guys are taking on that?

Robert J. Higgins

No, it doesn't change our direction at all. What could happen is, because of the -- if some of the situations with the landlords having a lot of other closings, some of those plant closings could be -- could wind up staying open and be favorable for us as we go forward. But we never know that until we're getting a little further down in the fourth quarter and -- but we wouldn't expect to see much of a change.

Nick Genova

Okay, and then on the inventory, from a per square foot basis, are you guys pretty comfortable where you are at, or do you see further room to shrink that number?

Robert J. Higgins

We see more room to shrink that number. We think we can improve on that number.

Nick Genova

Okay, and then final question on the gross margin side. You guys talked about being a little bit more promotional. What kind of pressure -- I mean, can you kind of give us an idea what kind of pressure that might place on product margins in Q4 and beyond?

Jim Litwak

Well, from the promotional perspective, the vendors have been very supportive in regards to that, so from a product margin pressure, we see that that should really be minimal.

Nick Genova

Okay, great. Thanks, guys.

Jim Litwak

You're welcome.

Operator

(OPERATOR INSTRUCTIONS). Our next question comes from Ed Woo of Wedbush Morgan.

Edward Woo

Hi, I had a clarification question. What was your music comps?

Jim Litwak

Our music comps for the --

John J. Sullivan

For the quarter were down 22.

Jim Litwak

-- were down 22.

Edward Woo

Down 22%?

Jim Litwak

Right.

Edward Woo

Going back on vendors, have you seen any change in the landscape in terms of people giving out product or anything like that?

Robert J. Higgins

Explain what you mean there, Ed?

Edward Woo

Sure. You know, obviously there has been high profile bankruptcies, (inaudible) environments getting tougher. Have you seen any changes in terms of what vendors are willing to extend out for product?

Robert J. Higgins

Yes, I don't think we have seen any significant changes at all. I mean, we have always got the challenge of making sure we get enough game product. But that is more of an allocation system that they use, and we think this fourth quarter we'll be well-covered on that. But, you know, when people study our balance sheet, our balance sheet is so strong. Our debt instrument is very, very favorable, and we have no covenants in our debt instrument. And you know, we are very solid from a financial point of view, which allows us to go through these rocky times. We don't see any additional pressure from the vendors.

Edward Woo

Okay. Have you seen any impact from Circuit City going bankrupt, in terms of more traffic for stores that may be near them?

Robert J. Higgins

No, we think -- we have analyzed it and we have looked at our stores that we call direct competition, which there's not that many that are right in the mall, but then we say something within a mile is also a direct competitor. It is a little too early to tell. We can tell you that they have had some disruption in their flow of product into their stores -- we've checked that out from our categories we sell -- and we would expect that to somewhat continue, but they do have a decent size line that they secured in bankruptcy. So, it might free up some of it. But I think they will have a very difficult time from the music side especially, as far as getting product.

Edward Woo

The last question I had is, do you have -- do you see any changes in different areas of geographies or was it pretty uniform across the business?

Robert J. Higgins

You mean as far as where we see performance?

Edward Woo

Yes.

Robert J. Higgins

Yes, the -- you know, the Midwest and the mountain areas and -- are probably the best areas for us. A little bit --

Jim Litwak

And California, Florida, are the ones that really have continued to suffer, Ed.

Edward Woo

Have you seen stabilizations in those markets? Or does it continue to still be getting weaker -- ?

Jim Litwak

No, it's actually been pretty stable and it's been pretty consistent. But they have been two of the weaker markets. To Bob's point, the Midwest and the middle part of America have performed better and consistently have performed better, as well.

Robert J. Higgins

Yes, when we talk the Midwest, we do exclude Michigan. Michigan has been a tough state.

Jim Litwak

Right.

Edward Woo

At least until the big three get their bailout. Well, I really appreciate you answering my question. Thank you.

Robert J. Higgins

Okay, thank you.

Operator

(OPERATOR INSTRUCTIONS). Our next question comes from Lloyd Miller.

Lloyd Miller

Hi Bob.

Robert J. Higgins

Hi, Lloyd, how are you?

Lloyd Miller

Good, thanks. Hey, so you mentioned lower vendor allowances from your vendors, and can you elaborate on that -- on the pressure put on the margins?

Robert J. Higgins

Yes, you know, with third quarter and the new releases being less than last year, that really was a function of what was happening in regards to that. From a promotional perspective, the vendor allowances continue to be good to very good. And I will tell you that one of our key initiatives for Q4 is to be very aggressive promotionally. If you have been to our stores, you will see that already, and the vendors are being very, very supportive in regards to it.

Lloyd Miller

Oh, okay. So this isn't any sort of a trend? This is just a function of the new releases?

Jim Litwak

It was a function of the new releases in Q3.

Robert J. Higgins

Yes, we would not expect it to be a trend at all.

Lloyd Miller

Would you say they are more supportive this year than last?

Robert J. Higgins

I would say from a promotional perspective, without a doubt. Both music and movies -- music was a big turnaround in terms of where they have been the last few years. They were exceptionally aggressive this year in terms of supporting our programs, and movies continues to be the leader in regards to that; and we developed a lot of strong programs this year that they supported.

Lloyd Miller

Okay. Well, thanks, and good luck over Christmas.

Robert J. Higgins

Thank you, Lloyd.

Operator

I am not showing any further questions at this time.

Robert J. Higgins

Okay. Okay, Denise, we would like to just wrap it up then. I would like to thank everybody for their participation -- participation today -- sorry about that -- and I just wanted to make everybody aware that our next call will be January 7th, and that's a call we have every year that we report out our nine week sales for the holiday season. So I hope everybody can make that; and if we don't talk to you beforehand, have a great holiday season. Thank you.

Operator

Ladies and gentlemen, thank you for your participation today's conference. This concludes the program. You may now disconnect. Thank you, and have a great day.

Robert J. Higgins

Thank you, Denise.

Operator

You're welcome, sir.